Exhibit 99.1

For Immediate Release

Investar Holding Corporation Announces 2014 Second Quarter Results

BATON ROUGE, LA (July 25, 2014) – Investar Holding Corporation (NASDAQ: ISTR) (the “Company”), the holding company for Investar Bank, today announced financial results for the three and six month periods ended June 30, 2014. For the quarter ended June 30, 2014, the Company reported net income of $1.1 million, or $0.26 per diluted share, as compared to $0.9 million, or $0.21 per diluted share, for the first quarter of 2014 and $1 million, or $0.25 per diluted share, for the second quarter of 2013 after adjusting for the bargain purchase gain and other acquisition expenses. This represents an increase of $0.05 per diluted share, or 23.8%, over the first quarter of 2014 and an increase of $0.01 per diluted share, or 4%, over the second quarter of 2013. For the six months ended June 30, 2014, the Company reported net income of $1.9 million, or $0.47 per diluted share, as compared to $1.6 million, or $0.44 per diluted share, after adjusting for the bargain purchase gain and other acquisition expenses for the six months ended June 30, 2013. This represents an increase of $0.03 per diluted share, or 6.8%, over the six months ended June 30, 2013.

Investar Holding Corporation President and Chief Executive Officer John D’Angelo said, “We are very pleased with our results for the second quarter. We are continuing to grow our balance sheet, with solid growth in both loans and deposits. Our earnings growth remains strong with a 23.8% increase in earnings per share over the first quarter of 2014. We remain very excited about the recent completion of our IPO, which we believe positions us for continued growth.”

Performance Highlights

•	Increase in net interest income of $0.4 million, or 6.5%, compared to the first quarter of 2014, and $1.6 million, or 32.5%, compared to the second quarter of 2013.

•	Tangible book value per share of $13.86 as of June 30, 2014.

•	Total assets have grown to $729.1 million at June 30, 2014, an increase of $94.1 million, or 14.8%, from December 31, 2013.

•	Total loans increased $59.9 million, or 11.9%, to $564.0 million at June 30, 2014 from $504.1 million at December 31, 2013.

•	Deposits increased $46.1 million, or 8.7%, to $578.7 million at June 30, 2014 from $532.6 million at December 31, 2013.

•	The Company’s cost of deposits for the three and six month periods ending June 30, 2014 was 0.84%, a decrease of six and eight basis points compared to the same periods in the prior year.

•	On July 3, 2014 the Company completed an initial public offering of 2,875,000 shares of its common stock generating gross proceeds of $37.6 million to support future growth.

Loans

Total loans were $564.0 million at June 30, 2014, an increase of $59.9 million, or 11.9%, from December 31, 2013. Loan growth was primarily driven by increases in 1-4 family and nonfarm, non-residential real estate loans.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

			Increase/(Decrease)
(dollars in thousands)	June 30, 2014	December 31, 2013	Amount	Percent
Mortgage Loans on Real Estate
Construction & Land Development	$60,333	$63,170	$(2,837)	(4.5)%
1-4 Family	125,246	104,685	20,561	19.6
Multifamily	17,706	14,286	3,420	23.9
Farmland	2,282	830	1,452	174.9
Nonfarm, Non Residential	191,820	157,363	34,457	21.9
Commercial & Industrial	34,778	32,665	2,113	6.5
Consumer	131,810	131,096	714	0.5

Total Loans	$563,975	$504,095	$59,880	11.9%

The provision for loan loss expense was $0.4 million for the quarter, an increase of $0.2 million from the first quarter of 2014 and an increase of $0.3 million compared to the second quarter of 2013. The allowance for loan losses was $3.9 million, or 296.24% and 0.69% of nonperforming loans and total loans, respectively, at June 30, 2014, compared to $3.5 million, or 206.1% and 0.67% of nonperforming loans and total loans, respectively, at March 31, 2014, and $2.8 million, or 141.01% and 0.66% of nonperforming loans and total loans, respectively, at June 30, 2013.

Nonperforming assets totaled $4.7 million at June 30, 2014, a decrease of $0.6 million compared to March 31, 2014 and a decrease of $0.3 million compared to December 31, 2013. The ratio of total nonperforming assets to total assets was 0.65% at June 30, 2014, compared to 0.79% at March 31, 2014 and December 31, 2013.

Deposits

Total deposits at June 30, 2014 were $578.7 million, an increase of $46.1 million, or 8.7%, from December 31, 2013. Total noninterest bearing demand deposits at December 31, 2013 were slightly inflated by a $14 million short term deposit made by a commercial customer in late December 2013 that was fully withdrawn in January 2014. The increase in total deposits was driven primarily by an increase in NOW accounts of $21.7 million, or 28.1%, an increase of $11 million, or 18.7%, in noninterest bearing demand deposits after adjusting for the $14 million short term deposit, and an increase in time deposits of $23.9 million, or 9.1%, from December 31, 2013. We believe our deposit cross sell strategy has resulted in both noninterest bearing demand deposit and NOW account growth.

The following table sets forth the composition of the Company’s deposits as of the dates indicated.

			Increase/(Decrease)
(dollars in thousands)	June 30, 2014	December 31, 2013	Amount	Percent
Noninterest Bearing Demand Deposits	$69,804	$72,795	$(2,991)	(4.1)%
NOW Accounts	98,889	77,190	21,699	28.1
Money Market Deposit Accounts	70,164	67,006	3,158	4.7
Savings Accounts	52,431	52,177	254	0.5
Time Deposits	287,379	263,438	23,941	9.1

Total Deposits	$578,667	$532,606	$46,061	8.6%

Net Interest Income

Net interest income for the second quarter of 2014 totaled $6.3 million, an increase of $0.4 million, or 6.5%, from the first quarter of 2014 and an increase of $1.6 million, or 32.5%, from the second quarter of 2013. Net interest income for the six months ended June 30, 2014 totaled $12.1 million, an increase of $4 million, or 49.4%, from the six months ended June 30, 2013. These increases were the result of continued growth of the Company’s loan portfolio.

The Company’s net interest margin was 3.85% for the quarter ended June 30, 2014 compared to 3.93% for the first quarter of 2014 and 4.28% for the second quarter of 2013. The decline in the interest margin can be attributed to lower yields on the consumer and real estate loan portfolios. The yield on interest earning assets was 4.56% for the quarter ended June 30, 2014 compared to 4.65% for the first quarter of 2014 and 5.04% for the second quarter of 2013. The cost of deposits remained flat when comparing the second quarter of 2014 to the first quarter of 2014, and declined six basis points when comparing the second quarter of 2014 to the second quarter of 2013.

The Company’s net interest margin was 3.89% for the six month period ended June 30, 2014 compared to 4.10% for the six month period ended June 30, 2013. The decline in the interest margin for both the three and six month comparison periods can be attributed to lower yields on the consumer and real estate loan portfolios.

Noninterest Income

Noninterest income, excluding securities gains, for the second quarter of 2014 totaled $1.5 million, an increase of $0.5 million, or 53.8%, compared to the first quarter of 2014, and a decrease of $0.6 million, or 31.9% compared to the second quarter of 2013. The increase in noninterest income for the second quarter of 2014 compared to the first quarter of 2014 resulted primarily from an increase of $0.4 million in gain on sale of consumer loans and increased consumer loan servicing fee income. Noninterest income for the second quarter of 2013 included the $0.9 million bargain purchase gain recorded in connection with the Company’s acquisition of First Community Bank (“FCB”) in May 2013. Excluding the bargain purchase gain, the $0.2 million increase in noninterest income for the second quarter of 2014 compared to the second quarter of 2013 resulted primarily from an increase of $0.5 million in gain on sale of consumer loans offset by a decrease of approximately $0.3 million in fee income on mortgage loans held for sale.

Noninterest income, excluding securities gains, for the six months ended June 30, 2014 totaled $2.4 million, a decrease of $0.6 million, or 21%, compared to the six months ended June 30, 2013. Excluding the bargain purchase gain recorded in the second quarter of 2013, noninterest income increased $0.3 million for the six months ended June 30, 2014 compared to the six months ended June 30, 2013 primarily as a result of an increase of approximately $0.1 million in consumer loan servicing fee income and $0.1 million in interchange and ATM fee income.

Noninterest Expense

Noninterest expense for the second quarter of 2014 totaled $5.7 million, an increase of $0.3 million, or 6.4%, compared to the first quarter of 2014 and an increase of $1.3 million, or 28.9%, compared to the second quarter of 2013, excluding acquisition related expenses of $0.2 million. The increase in noninterest expense over the first quarter of 2014 was primarily due to a $0.1 million increase in credit investigation costs related to the increase in our consumer loan production and a $0.1 million increase in professional fees related to the company’s implementation costs of Sarbanes-Oxley compliance. The increase in noninterest expense over the prior year quarter is primarily attributed to expenses associated with the two branches that the Company acquired as a result of the FCB acquisition in May 2013, as well as with the opening of a branch in Lafayette, Louisiana during the fourth quarter of 2013.

Noninterest expense for the six months ended June 30, 2014 totaled $11.1 million, an increase of $3.2 million, or 40%, compared to the six months ended June 30, 2013, excluding acquisition costs of $0.3 million, due to the full six months of expenses associated with three branches added in 2013.

Taxes

The company recorded income tax expense of $0.5 million and $0.9 million for the three and six month periods ended June 30, 2014, respectively, which equates to an effective tax rate of 32.5%.

About Investar Holding Corporation

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. The Company’s primary market is South Louisiana and currently operates 10 full service banking offices located throughout its market and had 165 employees at June 30, 2014.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America, or GAAP. These measures and ratios include “tangible book value,” “tangible book value per common share,” “efficiency ratio,” “tangible equity to tangible assets,” “adjusted efficiency ratio,” and “adjusted return on equity.” Management also utilizes non-GAAP performance measures to adjust net income for certain significant activities or transactions that are infrequent in nature. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s financial results, and the Company believes that its presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting the Company’s business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. A reconciliation of the non-GAAP financial measures disclosed in this press release to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the filings that the Company makes with the Securities and Exchange Commission.

For further information contact:

Investar Holding Company

John D’Angelo

President and Chief Executive Officer

(225) 448-5461

John.Dangelo@investarbank.com

Investar Holding Company

Chris Hufft

Chief Accounting Officer

(225) 227-2215

Chris.Hufft@investarbank.com

INVESTAR HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Cash and due from banks	$12,872	$10,549
Interest bearing balances due from other banks	1,777	17,154
Federal funds sold	500	500

Cash and cash equivalents	15,149	28,203
Investment securities:
Available-for-sale at fair value (amortized cost of $65,286 and $56,733, respectively)	65,528	56,173
Held-to-maturity, at amortized cost (estimated fair value of $13,707 and $5,986, respectively)	14,015	6,579
Loans held for sale	32,131	5,029
Loans—less allowance for loan losses of $3,882 and $3,380, respectively	560,093	500,715
Other equity securities	3,409	2,020
Bank premises and equipment, net	27,679	24,680
Real estate owned, net	3,423	3,515
Accrued interest receivable	1,921	1,835
Prepaid FDIC/OFI assessment	99	—
Deferred tax asset	709	1,205
Goodwill	2,684	2,684
Other assets	2,230	2,308

Total assets	$729,070	$634,946

LIABILITIES
Deposits:
Noninterest bearing	$69,804	$72,795
Interest bearing	508,863	459,811

Total deposits	578,667	532,606
Advances from Federal Home Loan Bank	68,409	30,818
Repurchase agreements	11,425	10,203
Note payable	8,609	3,609
Accrued interest payable	289	285
Accrued taxes and other liabilities	3,731	1,942

Total liabilities	671,130	579,463
STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value per share; 40,000,000 shares authorized; 3,945,753 and 3,945,114 shares issued and outstanding, respectively	3,945	3,943
Treasury Stock	(4)	—
Surplus	45,363	45,281
Retained earnings	8,458	6,609
Accumulated other comprehensive income (loss)	178	(350)

Total stockholders’ equity	57,940	55,483

Total liabilities and stockholders’ equity	$729,070	$634,946

INVESTAR HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
INTEREST INCOME
Interest and fees on loans	$7,119	$5,391	$13,794	$9,317
Interest on investment securities:
Taxable interest income	188	66	379	141
Exempt from federal income taxes	90	90	171	167
Other interest income	10	6	20	11

Total interest income	7,407	5,553	14,364	9,636
INTEREST EXPENSE
Interest on deposits	1,050	780	2,053	1,422
Interest on borrowings	108	56	194	104

Total interest expense	1,158	836	2,247	1,526

Net interest income	6,249	4,717	12,117	8,110
Provision for loan losses	448	143	693	232

Net interest income after provision for loan losses	5,801	4,574	11,424	7,878
NONINTEREST INCOME
Service charges on deposit accounts	73	58	136	86
Gain on sale of investment securities, net	48	47	165	309
Net (loss) gain on sales of ORE	(5)	91	(7)	91
Gain on sale of loans	546	52	720	52
Bargain purchase gain	—	906	—	906
Fee income on mortgage loans held for sale, net	574	921	1,100	1,732
Other operating income	273	118	462	186

Total noninterest income	1,509	2,193	2,576	3,362

Income before noninterest expense	7,310	6,767	14,000	11,240
NONINTEREST EXPENSE
Salaries and employee benefits	3,491	2,860	6,962	5,111
Net occupancy expense and equipment expense	577	450	1,162	810
Bank shares tax	82	55	160	101
FDIC and OFI assessments	119	79	233	144
Legal fees	40	77	48	92
Data processing	308	215	586	402
Advertising	71	71	147	148
Stationery and supplies	44	62	92	101
Software amortization and expense	122	95	228	162
Professional fees	159	100	210	166
Telephone expense	46	34	92	59
Business entertainment	39	16	65	33
Other operating expenses	631	501	1,131	859

Total noninterest expense	5,729	4,615	11,116	8,188

Income before income tax expense	1,581	2,152	2,884	3,052
Income tax expense	514	455	938	736

Net income	1,067	1,697	$1,946	$2,316

EARNINGS PER SHARE
Basic earnings per share	$0.27	$0.47	$0.50	$0.68

Diluted earnings per share	$0.26	$0.44	$0.47	$0.64

Cash dividends declared per common share	$0.01	$0.02	$0.01	$0.02

INVESTAR HOLDING CORPORATION

EARNINGS PER COMMON SHARE

(Amounts in thousands, except share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income available to common shareholders	$1,067	$1,697	$1,946	$2,316
Weighted average number of common shares outstanding – used in computation of basic earnings per common share	3,901,542	3,598,703	3,901,304	3,404,313
Effect of dilutive securities:
Restricted stock	44,493	19,223	44,272	18,894
Stock options	22,810	30,310	22,810	30,310
Stock warrants	193,498	193,498	193,498	193,571

Weighted average number of common shares outstanding plus effect of dilutive securities used in computation of diluted earnings per common share	4,162,343	3,841,734	4,161,884	3,647,088

Basic earnings per share	$0.27	$0.47	$0.50	$0.68

Diluted earnings per share	$0.26	$0.44	$0.47	$0.64

INVESTAR HOLDING CORPORATION

SUMMARY FINANCIAL INFORMATION

(Amounts in thousands, except share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
EARNINGS DATA
Total interest income	$7,407	$5,553	$14,364	$9,636
Total interest expense	1,158	836	2,247	1,526

Net interest income	6,249	4,717	12,117	8,110
Provision for loan losses	448	143	693	232
Total noninterest income	1,509	2,193	2,576	3,362
Total noninterest expense	5,729	4,615	11,116	8,188

Income before income taxes	1,581	2,152	2,884	3,052
Income tax expense	514	455	938	736
Net income	1,067	1,697	1,946	2,316
AVERAGE BALANCE SHEET DATA
Total assets	697,708	474,562	674,624	427,424
Total interest-earning assets	650,811	442,240	628,610	398,849
Total loans	575,978	387,738	554,384	348,683
Total interest-bearing deposits	500,725	348,143	492,147	311,740
Total interest-bearing liabilities	572,084	374,628	552,503	337,102
Total deposits	565,219	394,377	553,992	351,753
Total shareholders’ equity	57,458	50,775	56,952	47,510
PER SHARE DATA
Basic earnings per share	0.27	0.47	0.50	0.68
Diluted earnings per share	0.26	0.44	0.47	0.64
Book value per share	14.68	13.99	14.68	13.99
Tangible book value per share (1)	13.86	13.15	13.86	13.15
Common shares outstanding	3,945,753	3,890,389	3,945,753	3,890,389
PERFORMANCE RATIOS
Return on average assets	0.61%	1.43%	0.58%	1.09%
Adjusted return on average assets (1)	0.61%	0.81%	0.58%	0.76%
Return on average equity	7.45%	13.41%	6.89%	9.83%
Adjusted return on average equity (1)	7.45%	7.57%	6.89%	6.88%
Net interest margin	3.85%	4.28%	3.89%	4.10%
Net interest income to average assets	4.26%	4.69%	4.29%	4.55%
Noninterest expense to average assets	3.29%	3.90%	3.32%	3.86%
Efficiency ratio (1)	73.85%	66.79%	75.66%	71.37%
Adjusted efficiency ratio (1)	73.85%	74.03%	75.66%	75.15%
Dividend payout ratio	4.56%	2.52%	4.90%	3.18%

	June 30, 2014	June 30, 2013
ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.65%	0.98%
Nonperforming loans to loans, net of unearned income	0.23%	0.47%
Allowance for loan losses to total loans	0.69%	0.66%
Allowance for loan losses to nonperforming loans	296.24%	141.01%
Net Chargeoffs to average loans, net of unearned income	0.03%	0.05%
CAPITAL RATIOS
Total equity to total assets	7.95%	10.26%
Tangible equity to tangible assets	7.54%	9.70%
Tier 1 capital to average assets	8.99%	10.20%
Tier 1 capital to risk-weighted assets	10.54%	11.63%
Total capital to risk-weighted assets	11.20%	12.25%

(1)	Non-GAAP financial measures. See reconciliation.

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	Three months ended June 30,
	2014			2013
	Average Balance	Interest Income/ Expense	Yield/Rate	Average Balance	Interest Income/ Expense	Yield/Rate
Assets
Interest-earning assets:
Loans	$575,978	$7,119	4.96%	$387,738	$5,391	5.58%
Securities:
Taxable	58,088	188	1.30	37,002	66	0.72
Tax-exempt	12,995	90	2.78	15,038	90	2.40
Interest-bearing balances with banks	3,750	10	1.07	2,462	6	0.98

Total interest-earning assets	650,811	7,407	4.56	442,240	5,553	5.04
Cash and due from banks	11,734			6,034
Intangible assets	3,240			3,131
Other assets	35,534			25,878
Allowance for loan losses	(3,611)			(2,721)

Total assets	$697,708			$474,562

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$166,763	262	0.63	$104,942	167	0.64
Savings deposits	52,407	89	0.68	41,158	68	0.66
Time deposits	281,555	699	1.00	202,043	545	1.08

Total interest-bearing deposits	500,725	1,050	0.84	348,143	780	0.90
Short-term borrowings	33,108	20	0.24	5,576	4	0.29
Long-term debt	38,251	88	0.92	20,909	52	1.00

Total interest-bearing liabilities	572,084	1,158	0.81	374,628	836	0.90
Noninterest-bearing deposits	64,494			46,234
Other liabilities	3,672			2,925
Stockholders’ equity	57,458			50,775

Total liability and stockholders’ equity	$697,708			$474,562

Net interest income/net interest margin		$6,249	3.85%		$4,717	4.28%

INVESTAR HOLDING CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEET, INTEREST EARNED AND YIELD ANALYSIS

(Amounts in thousands)

(Unaudited)

	Six months ended June 30,
	2014			2013
	Average Balance	Interest Income/ Expense	Yield/Rate	Average Balance	Interest Income/ Expense	Yield/Rate
Assets
Interest-earning assets:
Loans	$554,384	$13,794	5.02%	$348,683	$9,317	5.39%
Securities:
Taxable	55,859	379	1.37	34,211	141	0.83
Tax-exempt	13,591	171	2.54	13,850	167	2.43
Interest-bearing balances with banks	4,776	20	0.84	2,105	11	1.05

Total interest-earning assets	628,610	14,364	4.61	398,849	9,636	4.87
Cash and due from banks	11,306			5,056
Intangible assets	3,245			2,980
Other assets	34,967			23,250
Allowance for loan losses	(3,504)			(2,711)

Total assets	$674,624			$427,424

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$162,760	505	0.63	$97,205	317	0.66
Savings deposits	52,168	178	0.69	35,845	124	0.70
Time deposits	277,219	1,370	1.00	178,690	981	1.11

Total interest-bearing deposits	492,147	2,053	0.84	311,740	1,422	0.92
Short-term borrowings	24,153	25	0.21	5,328	6	0.23
Long-term debt	36,203	170	0.95	20,034	98	0.99

Total interest-bearing liabilities	552,503	2,248	0.82	337,102	1,526	0.91
Noninterest-bearing deposits	61,845			40,013
Other liabilities	3,324			2,799
Stockholders’ equity	56,952			47,510

Total liability and stockholders’ equity	$674,624			$427,424

Net interest income/net interest margin		$12,116	3.89%		$8,110	4.10%

INVESTAR HOLDING CORPORATION

RECONCILIATION OF NON GAAP FINANCIAL MEASURES

(Amounts in thousands, except share data)

(Unaudited)

		Three months ended		Six months ended
		June 30,		June 30,
(Amounts in thousands, except share data)		2014	2013	2014	2013
Net interest income	(a)	$6,249	$4,717	$12,117	$8,110
Provision for loan losses	(b)	448	143	693	232

Net interest income after provision for loan losses		5,801	4,574	11,424	7,878
Noninterest income	(c)	1,509	2,193	2,576	3,362
Bargain purchase gain		—	(906)	—	(906)

Adjusted noninterest income		1,509	1,287	2,576	2,456
Adjusted income before noninterest expense	(d)	7,310	5,861	14,000	10,334
Total noninterest expense	(e)	5,729	4,615	11,116	8,188
Acquisition related expense			(170)		(248)

Adjusted noninterest expense	(f)	5,729	4,445	11,116	7,940
Adjusted income before income tax expense		1,581	1,416	2,884	2,394
Adjusted income tax expense (1)		514	458	938	774

Adjusted net income		1,067	958	1,946	1,620

Diluted earnings per share (GAAP)		$0.26	$0.44	$0.47	$0.64
Bargain purchase gain		—	(0.24)	—	(0.25)
Acquisition related expense		—	0.05	—	0.05

Adjusted diluted earnings per share		$0.26	$0.25	$0.47	$0.44

Efficiency ratio	(e) / (a+c)	73.85%	66.79%	75.66%	71.37%
Adjusted efficiency ratio(2)	(f) / (b+d)	73.85%	74.03%	75.66%	75.15%
Adjusted return on assets (2)		0.61%	0.81%	0.58%	0.76%
Adjusted return on equity (2)		7.45%	7.57%	6.89%	6.88%
Total average assets		$697,708	$474,562	$674,624	$427,424
Total average stockholders’ equity		$57,458	$50,775	$56,952	$47,510

(1)	Income tax expense is calculated on the adjusted non-GAAP effective tax rate of 32.34% for the three and six month periods ended June 30, 2013.
(2)	Adjusted for the impact of the bargain purchase gain and acquisition expenses incurred during the three and six month periods ended June 30, 2013.

INVESTAR HOLDING CORPORATION

RECONCILIATION OF NON GAAP FINANCIAL MEASURES

(Amounts in thousands, except share data)

(Unaudited)

	June 30,		December 31,
	2014	2013	2013
Tangible Common Equity
Total stockholder’s equity	$57,940	$54,430	$55,483
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	552	593	573

Tangible common equity	$54,704	$51,153	$52,226

Tangible Assets
Total Assets	$729,070	$530,583	$634,946
Adjustments:
Goodwill	2,684	2,684	2,684
Core deposit intangible	552	593	573

Tangible Assets	$725,834	$527,306	$631,689

Common shares outstanding	3,945,753	3,890,389	3,945,114
Tangible equity to tangible assets	7.54%	9.70%	8.27%
Book value per common share	$14.68	$13.99	$14.06
Tangible book value per common share	$13.86	$13.15	$13.24